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HP Inc. 1501 Page Mill Road Palo Alto, CA 94304 hp.com

News Release HP Issues Statement Regarding Director Nominations from Xerox No Shareholder Action Required at this Time

Editorial contacts HP Inc. Media Relations MediaRelations@hp.com HP Inc. Investor Relations InvestorRelations@hp.com

PALO ALTO, Calif., January 23, 2020 — HP Inc. (NYSE: HPQ) today confirmed that Xerox Holdings Corporation has announced its intent to nominate 11 candidates to stand for election to the Company’s Board of Directors at the HP’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). Xerox has previously submitted an unsolicited proposal to acquire HP, that the HP Board unanimously rejected.

HP issued the following statement:

We believe these nominations are a self-serving tactic by Xerox to advance its proposal, that significantly undervalues HP and creates meaningful risk to the detriment of HP shareholders.

The HP Board of Directors is committed to serving the best interests of all HP shareholders and to pursuing the most value-creating path. Value creation for HP shareholders is not dependent on a Xerox combination. There are numerous opportunities available to HP to drive sustainable long-term value. These include the execution of HP’s strategic plan, and the deployment of its strong balance sheet for increased share repurchases of its significantly undervalued stock, and for value-creating M&A. Xerox’s proposed transaction attempts to use HP’s financial capacities for the benefit of Xerox shareholders.

We believe that Xerox’s proposal and nominations are being driven by Carl Icahn, and his large ownership position in Xerox means that his interests are not aligned with those of other HP shareholders. Due to Mr. Icahn’s ownership position, he would disproportionately benefit from an acquisition of HP by Xerox at a price that undervalues HP.

Mr. Icahn has meaningful influence over Xerox and its Board of Directors given this ownership position; the role he played in the appointment of Xerox’s current CEO, who is a former Icahn consultant; and the ties Mr. Icahn has to members of the Xerox Board, including Xerox’s Chairman, an Icahn employee.

The HP Board is unwavering in its commitment to HP shareholders and will continue to take all appropriate actions to advance and protect HP shareholders’ best interests.

About HP’s Board of Directors

HP benefits from an independent Board, including an independent Chairman and 10 of 12 independent directors, with the remaining members being the Company’s current and former CEOs.

HP’s Board includes world-class directors who bring relevant skills and proven experience in advancing HP’s strategy across personal systems, print and 3D, and driving sustainable, profitable growth and value creation. This expertise includes:

•	Developing and implementing cost cutting plans to support both profitable growth and brand competitiveness in global markets as demonstrated by HP’s performance over the past three years, which includes $10.5 billion in revenue growth and $12.9 billion in cumulative cash flow from operations;
•	Evaluating and executing strategic mergers and acquisitions, including successfully overseeing complex integrations, including the Samsung printing business consolidation transaction;
•	Assessing capital allocation opportunities to maximize returns;
•	Developing disruptive technology and driving innovation across the consumer and enterprise technology landscape; and
•	Serving in executive leadership and corporate operating and strategic development roles for other large, global companies, including six current or former CEOs.

HP’s highly qualified directors also have experience in finance and accounting; government and public affairs; scientific research, product development and issues management; corporate governance; and international business in key regions where HP operates around the world.

The HP Board will review the proposed Xerox nominees, and respond in due course. Additional information regarding the HP Board and its recommended slate of director nominees will be presented in the Company’s definitive proxy statement and other materials, to be filed with the U.S. Securities and Exchange Commission and mailed to all shareholders eligible to vote at the 2020 Annual Meeting. The date of the 2020 Annual Meeting has not yet been announced. HP shareholders are not required to take action at this time.

Goldman Sachs & Co. LLC and Guggenheim Securities, LLC are serving as financial advisors, and Wachtell, Lipton, Rosen & Katz is legal advisor, to HP.

Forward-Looking Statements

This document contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of expectation or belief; any statements relating to the plans, strategies and objectives of management for future operations; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; and any statements of assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include factors relating to the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy and business model changes; successfully innovating, developing and executing HP’s go-to-market strategy, including online, omnichannel and contractual sales, in an evolving distribution and reseller landscape; successfully competing and maintaining the value proposition of HP’s products, including supplies; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers, manage HP’s global, multi-tier distribution network, limit potential misuse of pricing programs by HP’s channel partners, adapt to new or changing marketplaces and effectively deliver HP’s services; challenges to HP’s ability to accurately forecast inventories, demand and pricing, which may be due to HP’s multi-tiered channel, sales of HP’s products to unauthorized resellers or unauthorized resale of HP’s products; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; risks associated with HP’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers, clients and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the results of the restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of the restructuring plans; the impact of changes in tax laws, including uncertainties related to the interpretation and application of the Tax Cuts and Jobs Act of 2017 on HP’s tax obligations and effective tax rate; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, and HP’s other filings with the SEC.

HP assumes no obligation and does not intend to update these forward-looking statements. HP’s Investor Relations website at http://investor.hp.com contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated, and new information is posted.

Important Information

HP intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2020 Annual Meeting of Stockholders. Any definitive proxy statement and a white proxy card will be mailed to HP’s stockholders. HP STOCKHOLDERS ARE URGED TO READ ANY PROXY STATEMENT AND OTHER RELEVANT MATERIALS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These and other SEC filings made by HP may be obtained (when available) without charge at the SEC’s website at www.sec.gov and at the investor relations section of HP’s website at http://www.hp.com. In addition, investors and security holders will be able to obtain free copies of these documents from HP by directing a request to Investor Relations, 1501 Page Mill Road, Palo Alto, CA 94304, or by calling (650) 857-1501.

Certain Information Concerning Participants

HP and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies under the rules of the SEC. HP stockholders may obtain information regarding the names, affiliations and interests of HP’s directors and executive officers in HP’s Annual Report on Form 10-K for the year ended October 31, 2019, which was filed with the SEC on December 12, 2019, and its proxy statement for the 2019 Annual Meeting of Stockholders, which was filed with the SEC on February 26, 2019. To the extent holdings of HP securities have changed since the amounts printed in the proxy statement for the 2019 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the proxy statement to be filed by HP with the SEC in connection with the 2020 Annual Meeting, if and when it becomes available.

About HP Inc.

HP Inc. (NYSE: HPQ) creates technology that makes life better for everyone, everywhere. Through our product and service portfolio of personal systems, printers and 3D printing solutions, we engineer experiences that amaze. More information about HP Inc. is available at www.hp.com.